UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report:	March 6, 2009
Date of earliest event reported:	March 2, 2009

OFFICEMAX INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware	1-5057	82-0100960
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

263 Shuman Blvd.

Naperville, Illinois 60563

(Address of principal executive offices) (Zip Code)

(630) 438-7800

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Change in Control Agreement

On March 2, 2009, OfficeMax Incorporated (the “Company”) entered into a change in control agreement with Mr. Bruce Besanko, its Executive Vice President and Chief Financial Officer, that is substantially similar to change in control agreements available to the Company’s other senior executives.

The form of the agreements is the same for all officers, except as noted below.   Under the change in control agreement, an officer will receive the benefits provided under the agreement if, after the change in control (or in certain circumstances described in the agreement, prior to the change in control), the officer’s employment is terminated, unless such termination is as a result of the officer’s death, by the Company for cause or disability (each as defined in the agreement) or by the officer for other than good reason (as defined in the agreement).

Under the agreements, a “change in control” would include any of the following events:

•                  any “person”, as defined in the Securities Exchange Act of 1934, as amended, acquiring 25% or more of our outstanding common stock or combined voting power of our outstanding securities, unless that person acquires all such securities directly from the Company;

•                  during a two-year period, a majority of our directors being replaced under certain circumstances;

•                  a merger or consolidation of the Company with any other corporation (other than a merger or consolidation where a majority of the Company’s directors continue as directors of the combined entity and the outstanding voting securities of the Company immediately prior to such an event continue to represent more than 50% of the combined voting power after such event, or a merger or consolidation implementing a recapitalization approved by the board where no person acquires 25% or more of the Company’s common stock or voting securities); and

•                  approval by our stockholders to liquidate or dissolve the Company or to sell all or substantially all of the Company’s assets in certain circumstances.

The principal benefits under the agreements include:

•                  the officer’s salary through the termination date;

•                  severance pay equal to a multiple of the officer’s annual base salary plus target incentive pay (one time for senior vice presidents, two times for executive vice presidents, like Mr. Besanko, and three times for the chief executive officer). Target incentive pay will be the average annual incentive earned during the three years preceding termination, unless the officer has not earned three annual bonuses, in which case it will be the target annual incentive in the year in which termination occurs. This severance payment will be in lieu of any severance pay to which the officer would be entitled under the severance pay policy for executive officers; and

•                  pay for accrued but unused time off.

The agreements provide four additional benefits. First, we will maintain for up to one year (eighteen months for the chief executive officer) all life (other than executive life), disability, accident and healthcare insurance programs and financial counseling services in which the officer was participating immediately prior to the change in control at substantially the same cost to the officer, or we will substitute similar arrangements at substantially the same cost to the officer, or we will pay the officer a sum equal to 150% of twelve times (or eighteen times for the chief executive officer) the monthly group premium, less the employee contribution amount, for such plans and programs. Second, if the officer is eligible to participate in our Executive Life Insurance Program, we will pay premiums for the plan for one year (two years for the chief executive officer) following termination. Third, if there is a dispute regarding the agreement, we will pay reasonable legal fees and expenses that the officer incurs to enforce his or her rights or benefits under the agreement. Fourth, we will increase the officer’s total payments under the agreement to cover any excise taxes imposed by the Internal Revenue Service as a result of such payments, provided that if the value of the payments subject to excise taxes is not more than 110% of the value of payments that could be provided without triggering excise taxes, then the value of payments to the officer will be reduced to the amount that can be provided without triggering excise taxes.

Each agreement is effective for two years. On January 1 of each year, the agreement will automatically extend so as to terminate on the 2 nd  anniversary of such date, unless we notify the officers by September 30 of the preceding year that we do not wish to extend the agreements.

For one year after termination of employment, each change in control agreement prohibits the recipient from directly or indirectly soliciting or inducing any managerial level employee of the Company to leave employment in order to accept employment with any other entity. Following termination of employment, each change in control agreement requires its recipient to refrain from making any public statements that disparage the Company, its employees, products or services. For a period of 12 months after termination of employment with the Company, each change in control agreement states that its recipient will not, directly as an employee or indirectly as a consultant or contractor, be employed in the same or similar capacity as he was employed by the Company immediately prior to his termination of employment, by a seller or distributor of office supplies, office furniture, computer consumables or related office products or services in North America.

The change in control agreement is included in this filing as Exhibit 99.1 and is incorporated herein by reference.  This summary does not purport to be complete and is subject to and qualified in its entirety by reference to the text of the agreement.

Nondisclosure and Noncompetition Agreement

On March 2, 2009, the Company entered into a nondisclosure and noncompetition agreement (the “Agreement”) with Mr. Besanko.  This Agreement requires Mr. Besanko to refrain from divulging confidential information of the Company during the course of his employment, except when such disclosure is a necessary part of a merchandise sale negotiation with a customer, and after termination of employment.  For a period of 12 months after termination of employment with the Company, the Agreement also subjects Mr. Besanko to an agreement not to be employed directly, or indirectly as a contractor, in the same or similar capacity as he was employed by the Company by a business or person engaged in the sale or distribution of office supplies, office furniture, computer consumables or related office products or services, in North America.  During employment and for two years after termination, Mr. Besanko agrees not to:

•                                          solicit or attempt to solicit any customer or supplier of the Company for the purpose of selling or purchasing office products or services. For purposes of the Agreement, a “customer” of the Company means any person or business to whom the Company sold office products or services during the last two years Mr. Besanko was employed by the Company and a “supplier” means any person or business from whom the Company purchased or obtained office products or services during the last two years Mr. Besanko was employed by the Company.

•                                          solicit or discuss potential employment opportunities with any employee of the Company;

•                                          offer to hire or hire any person who was employed by the Company at any time during the 12 months prior to the termination of Mr. Besanko’s employment with the Company; or

•                                          induce or attempt to induce any supplier, or other business relation of the Company, to cease doing business with the Company or in any way interfere with the relationship between any such supplier or business relation and Company (including disparaging the Company).

The Agreement is included in this filing as Exhibit 99.2 and is incorporated herein by reference.  This summary does not purport to be complete and is subject to and qualified in its entirety by reference to the text of the agreement.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit 99.1	Change in Control Agreement dated February 16, 2009

Exhibit 99.2	Nondisclosure and Noncompetition Agreement dated March 2, 2009

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 6, 2009

OFFICEMAX INCORPORATED

	By:	/s/ Matthew R. Broad
Matthew R. Broad
Executive Vice President and General Counsel

EXHIBIT INDEX

Number	Description

Exhibit 99.1	Change in Control Agreement dated February 16, 2009

Exhibit 99.2	Nondisclosure and Noncompetition Agreement dated March 2, 2009